EXHIBIT 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2007	A-2
Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet	A-3
Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2006	A-4
Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 2007	A-5
Notes to the Unaudited Pro Forma Combined Condensed Statement of Operations	A-6

On May 10, 2007, Tesoro Corporation (“Tesoro” or the “Company”) acquired from Shell Oil Products US (the “Los Angeles Assets Acquisition”) a 100,000 barrel per day (“bpd”) refinery and a 42,000 bpd refined products terminal located south of Los Angeles, California along with 278 Shell-branded retail stations located throughout Southern California (collectively, the “Los Angeles Assets”).The purchase price for the Los Angeles Assets was $1.76 billion which includes $213 million for estimated inventories, subject to post-closing adjustments. Tesoro financed the Los Angeles Assets Acquisition, including estimated fees and expenses of $28 million, with $584 million in cash and with proceeds from (i) the borrowing of $500 million under our amended and restated credit agreement (the “amended credit agreement”) and (ii) the borrowing of $700 million under our 364-day $700 million term loan (the “interim term loan” and collectively, the “Financing Transactions”). The Los Angeles Assets Acquisition and the Financing Transactions are collectively referred to as the “Transactions”.
The following unaudited pro forma combined condensed balance sheet gives effect to the Transactions as if each had occurred on March 31, 2007 and the following unaudited pro forma combined condensed statements of operations give effect to the Transactions as if each had occurred on January 1, 2006. The unaudited pro forma combined condensed financial statements do not include the USA Petroleum acquisition as it is insignificant to the Company’s financial position and results of operations. The USA Petroleum acquisition was completed on May 1, 2007 and included 138 USA retail stations located primarily in California. The purchase price of the assets and the USA® brand of $273 million was paid in cash, including $7 million for inventories, subject to post-closing adjustments.
The estimates of the fair values of the Los Angeles Assets and related liabilities included in the unaudited pro forma combined condensed balance sheet are based on preliminary estimates. These estimates with respect to inventories, property, plant and equipment, acquired intangibles and certain assumed liabilities will likely change. The unaudited pro forma combined condensed financial statements are based on assumptions that the Company believes are reasonable and are intended for informational purposes only. They are not necessarily indicative of the future financial position or the results of operations that would have actually occurred had the Los Angeles Assets Acquisition taken place as of the date or for the periods presented. The unaudited pro forma combined condensed statements of operations do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of the Los Angeles Assets Acquisition. The unaudited pro forma combined condensed statements of operations include allocations of corporate overhead related to the historical Los Angeles Assets financial statements totaling $51 million and $16 million for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively. Tesoro believes the actual incremental corporate overhead that we will incur will be less than the allocated amounts.
These unaudited pro forma combined condensed statements should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2006 including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the Company’s historical consolidated financial statements included in its quarterly report on Form 10-Q for the three months ended March 31, 2007 and the financial statements of the Shell Los Angeles Refinery and Other Associated Assets included as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED
BALANCE SHEET
March 31, 2007

	Historical		Pro Forma
	Tesoro	Los Angeles Assets	Adjustments		Combined
	(Dollars in millions)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$829	—	(606	) (a)	$223
Receivables, less allowance for doubtfull accounts	913	8	(8	) (b)	913
Inventories	944	95	147	(c)	1,186
Prepayments and other	156	3	(3	) (b)	156

Total Current Assets	2,842	106	(470)		2,478
Property, plant and equipment	3,695	1,412	(24	) (c)	5,083
Less accumulated depreciation and amortization	(918)	(349)	349	(c)	(918)

Net Property, Plant and Equipment	2,777	1,063	325	(c)	4,165
Goodwill	89	—	—		89
Acquired intangibles, net	110	—	123	(c)	233
Other, net	258	12	67	(c)	353
			16	(a)

Total Other Noncurrent Assets	457	12	206		675

TOTAL ASSETS	$6,076	1,181	61		$7,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,239	40	(40	) (b)	$1,239
Accrued liabilities	371	51	(51	) (b)	371
Current maturities of debt	17	—	—		17

Total current liabilities	1,627	91	(91)		1,627
Deferred income taxes	358	244	(244	) (b)	358
Other liabilities	428	54	(12	) (c)	470
Debt	1,032	—	1,200	(a)	2,232
Owner’s net investment	—	792	(792	) (d)	—

STOCKHOLDERS’ EQUITY:
Common stock	12	—	—		12
Additional paid-in capital	863	—	—		863
Retained earnings	1,983	—	—		1,983
Treasury stock	(159)	—	—		(159)
Accumulated other comprehensive loss	(68)	—	—		(68)

Total Stockholders’ Equity	2,631	—	—		2,631

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,076	1,181	61		$7,318

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
March 31, 2007

(a)	Represents an increase to aggregate borrowings of $1.2 billion and a decrease to cash of $606 million to fund the Los Angeles Assets acquisition and pay related fees and expenses totaling $1,790 million as well as to fund debt issue costs totaling an estimated $16 million.
(b)	Represents an adjustment to exclude assets and liabilities of the Los Angeles Assets we are not acquiring.
(c)	The following is a preliminary estimate of the purchase price for the Los Angeles Assets (in millions):

Purchase price per the purchase and sale agreement	$1,630
Purchase price adjustment to reflect retail stations not purchased	(87)
Estimated value of feedstock and refined product inventories	235
Estimated direct costs of acquisition	12

Total purchase price	$1,790

Feedstock and refined product inventories reflect estimated post-closing adjustments. Further post-closing adjustments will be necessary if the actual value of the feedstock and refined products inventories differs from the estimated value above. For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets to be acquired and liabilities to be assumed as follows (in millions):

	Fair	Historical
	Value	Value	Adjustment
Property, plant and equipment, net	$1,388	1,063	325
Inventories:
Feedstocks and refined products	235	88	147
Materials and supplies	7	7	—
Acquired intangibles	123	—	123
Other, net (primarily deferred turnarounds)	79	12	67
Employee benefits, environmental and other liabilities	(42)	(54)	12

Total purchase price	$1,790

(d)	Represents the elimination of historical equity related to the Shell Assets.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Historical			Pro Forma
	Tesoro	Los Angeles Assets		Adjustments		Combined
	(Dollars in millions)
REVENUES	$18,104	2,884		(10	) (a)	$20,978

COSTS AND EXPENSES:
Costs of sales and operating expenses	16,314	2,605	(b)	12	(c)	18,931
Selling, general and administrative expenses	176	—		—		176
Depreciation and amortization	247	82		(35	) (d)	313
				10	(e)
				9	(f)
Loss on assets disposals and impairments	50	—		—		50

OPERATING INCOME	1,317	197		(6)		1,508
Interest and financing costs	(77)	—		(78	) (g)	(163)
				(8	) (h)
Interest income and other	46	—		(30	) (i)	16

EARNINGS BEFORE INCOME TAXES	1,286	197		(122)		1,361
Income tax provision	485	79		(47	) (j)	517

NET EARNINGS	$801	118		(75)		$844

NET EARNINGS PER SHARE:
Basic	$11.78					$12.41

Diluted	$11.46					$12.07

WEIGHTED AVERAGE COMMON SHARES:
Basic	68.0					68.0

Diluted	69.9					69.9

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2007

	Historical			Pro Forma
	Tesoro	Los Angeles Assets		Adjustments		Combined
	(Dollars in millions)
REVENUES	$3,876	582		(3	) (a)	$4,455

COSTS AND EXPENSES:
Costs of sales and operating expenses	3,548	533	(b)	3	(c)	4,084
Selling, general and administrative expenses	69	—		—		69
Depreciation and amortization	69	20		(8	) (d)	86
				3	(e)
				2	(f)
Loss on assets disposals and impairments	2	—		—		2

OPERATING INCOME	188	29		(3)		214

Interest and financing costs	(17)	—		(19	) (g)	(37)
				(1	) (h)
Interest income and other	14	—		(8	) (i)	6

EARNINGS BEFORE INCOME TAXES	185	29		(31)		183
INCOME TAX PROVISION	69	12		(12	) (j)	69

NET EARNINGS	$116	17		(19)		$114

NET EARNINGS PER SHARE:
Basic	$1.72					$1.69

Diluted	$1.67					$1.64

WEIGHTED AVERAGE COMMON SHARES:
Basic	67.6					67.6

Diluted	69.4					69.4

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2006 and Three Months Ended March 31, 2007

(a)	Represents an adjustment to eliminate rental revenues associated with Shell’s company-owned/dealer operated retail stations that were not sold to Tesoro.

(b)	Historical Los Angeles Assets results include $51 million and $16 million of allocated corporate overhead expenses for the year ended December 31, 2006 and the period ended March 31, 2007, respectively.

(c)	Represents franchise fees Tesoro would pay to Shell for the use of Shell’s trademarks and other licensed branding under an agreement that will be in place after the acquisition that is based on the estimated volume of products sold at certain retail stations.

(d)	Represents an adjustment to historical depreciation expense based on our preliminary allocation of fair values to property, plant and equipment using estimated weighted-average useful lives of 28 years for refinery assets, 19 years for terminals and 15 years for retail assets and a salvage value of 10%.

(e)	Represents an adjustment to record amortization of acquired intangible assets consisting primarily of air emission credits, software licenses and refinery permits and plans with lives ranging from 3 to 28 years, for a total weighted-average life of 23 years.

(f)	Represents an adjustment to record amortization of deferred turnarounds based on our preliminary allocation of fair values using a weighted-average estimated useful life of 4 years.

(g)	Represents additional interest expense associated with the $1.2 billion in borrowings to finance the Los Angeles Assets acquisition at a weighted average rate of 6.45%. A 1/8% change in the interest rates associated with the amended credit agreement and interim term loan would have approximately a $625,000 and $875,000 effect on annual interest expense, respectively.

(h)	Represents amortization of the $16 million of deferred financing costs over terms of five years and one year for the amended credit agreement and the interim term loan, respectively.

(i)	Represents a reduction in interest income reflecting the $606 million reduction in cash used to fund a portion of the acquisition assuming an average rate of interest earned of 5.0%.

(i)	Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38.6%.